Exhibit 2.1

DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy
Secretary of State

PAMELA RUCKEL
Deputy Secretary
for Southern Nevada

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

ELLICK HSU
Deputy Secretary
for Elections

Filing Acknowledgement

July 25, 2006

Job Number	Corporation Number	
C20060725-1425	C20265-2001	

Filing Description	Document Filing Number	Date/Time of Filing
Miscellaneous	20060469019-77	July 25, 2006 11:40:52 AM

Corporation Name	Resident Agent
MAVERICK ENERGY GROUP, LTD.	ACORN CORPORATE SERVICES, INC.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

DEAN HELLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

JUL-20-2006 14:13 P.02

From: 9084200040 Page: 2/3 Date: 7/20/2006 11:12:31 AM

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity # C20265-2001
Document Number: 20060469017-55
Date Filed: 7/25/2006 11:40:52 AM
In the office of
Dean Heller
Secretary of State

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Pinnacle Group Unlimited, Inc.

2. The articles have been amended as follows (provide article numbers, if available):
Article I - current name of entity is: Pinnacle Group Unlimited, Inc.
New Article I: name of entity to be changed to:
Maverick Energy Group, Ltd.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: sixty-six (66%) percent

4. Effective date of filing (optional): ______
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): [signature]
Richard J. Bednar, President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. Nevada Secretary of State AM 78.385 Amend 2003 Revised on: 09/29/05

This fax was received by GFI FAXmaker fax server. For more information, visit: http://www.gfi.com

JUL-20-2006 14:17 From: Page: Date: P.03/03

From: 9084290040 Page: 3/3 Date: 7/20/2006 11:12:31 AM

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C20265-2001
Document Number:
20060469019-77

Date Filed:
7/25/2006 11:40:52 AM
In the office of

Dean Heller
Secretary of State

Name Consent or Release

Complete one only

Name Consent (if name is currently filed in Nevada)

I, Maverick Energy Group, hereby give consent

to Pinnacle Group Unlimited, Inc. to use the name

Maverick Energy Group, Ltd.

Name Release (if name is currently reserved in Nevada)

I, ______ (current holder of name), hereby give consent

to ______ (recipient of name) to use the name

______ (name being released)

Signed: [signature]
(signature)
James W. McCabe, Jr., President

State of ~~Nevada~~ OKLAHOMA
County of TULSA

This document was acknowledged before me on July 20, 2006

By ______ (name of person making statement)

[signature]
(signature of notary public)

My Commission Expires 9/15/08

(notary stamp or seal, if notary is a Nevada notary, includes state name)

NOTARY PUBLIC OKLAHOMA
OFFICIAL SEAL
SHARON L. FISHER
TULSA COUNTY
COMMISSION # 00017/18

This fax was received by GFI FAXmaker fax server. For more information, visit: http://www.gfi.com

This fax was received by GFI FAXmaker fax server. For more information, visit: http://www.gfi.com

TOTAL P.03

From: 561 204 5763 Page: 4/9 Date: 4/25/2006 12:43:54 PM

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED (NOV 01 2004

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

CATALYSIS NUTRACEUTICALS, INC. C20265-2001

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE I: NAME OF ENTITY TO BE CHANGED TO PINNACLE GROUP UNLIMITED, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 100%

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State AM 78.385 Amend 2003
Revised on: 11/03/03

This fax was received by GFI FAXmaker fax server. For more information, visit: http://www.gfi.com

From: 561 204 5783 Page: 1/9 Date: 4/25/2006 12:43:53 PM

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

tJl RLID # 10 ~u~s-

Certificate of Amendment

(PURSUANT TO NRS 78.380)

SEP 16 2004

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

CLASSICAL CONSORTIUM, INC.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE 1 - CURRENT NAME OF ENTITY IS CLASSICAL CONSORTIUM, INC.

NEW ARTICLE 1 - NAME OF ENTITY TO BE CHANGED TO CA TAL YSIS NUTRACEUTICALS, INC.

ARTICLE 5 - CURRENT AMOUNT OF SHARES TO BE ISSUED IS 24,000,000 COMMON (NON-VOTING) WITH PAR VALUE OF .001 AS WELL AS 1,000,000 PREFERRED (VOTING) WITH PAR VALUE OF .001

NEW ARTICLE 5 - AMOUNT OF SHARES WILL NOW BE CHANGED TO 70,000,000 COMMON (VOTING) WITH A PAR VALUE OF .001 AND NO PREFERRED SHARES WILL BE ISSUED

3. The undersigned declare that they constitute at least two-thirds of the incorporators O, or of the board of directors IXI (check one box only)

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures*:

.£7'

Signature

Signature

* If more than two signatures, attach an 8 1/2x 11 plain sheet with the additional signatures..

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must ... fees. See ...

Nevada Secretary of State Amend 78.380 2003
Revised on 10/30/03

This fax was received by GFI FAXmaker fax server. For more information, visit: http://www.gfi.com

From: 561 204 5783 Page: 3/9 Date: 4/25/2006 12:48:53 PM

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that CLASSICAL CONSORTIUM, INC. did on July 26, 2001 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on July 27, 2001.

Secretary of State

By

Certification Clerk

This fax was received by GFI FAXmaker fax server. For more information, visit: http://www.gfi.com

. . , ... r -- STATE: OF NEVADA" SECRETARY OF STATE CEJHIFlCAlE CL.'i \ SB1:CAL OONSORTIUM, fHC. FILE NUMBER C20265 - 0l !..as Veg,,s. l'lY 89!03 Aco:ru CorpornI.n Ser.iices, Inc. l,_Oo:an Heier, !he iufy qwalifiocl Sacretarv or si ata of Nsvaoa d"o harubY certffir !hat !ha ah9v" wrpor - difun after vi s' paid rm, approprmw. eru, l1a - swrme ming w iM;ollli;e, a Jlm:.o! 1 ts. olfJt::ers ana dlrectaJS sntl deslgnaU011 ot rn::OOern. aaenl tor me aoove nltng paned, togemerwlln anytaqUired penallyandnavlng a o1iJed rne. aforatiatd lfatasreqUJrad oy Navada KevlsW Sialuleo Ssctlo• 78.150 - 78.165 and 80.110 - BD.140,"6emontlad, i&hereby atdhorlzed·totransact mtJ oontlt.lcl btJsinens w1lhln this siato tbrtha afuras,,ld period. THIS C!.:lU!flCA"TEE!ECOMES A RECEIP, IJPON BEING VALIDATED BYTHE OFFICE OF SECRETMY OFSTATE DEANHELLER Secretary of State Nm;itJ;as m"SM11FanlWfW.tlSX·l'>k.O - ,, / l; - '",fi ,,Hom 1.ri;c. This tax:was received by Gf!FAXmaker server. Formore fnfbnrmtlon. visi't: h \ tp:/N/W't'/.gfi,com

From: 561 204 5763 Page: 5/9 Date: 4/25/2006 12:43:54 PM

ARTICLES OF INCORPORATION OF

CLASSICAL CONSORTIUM, INC.

FILED JUL 2 6 2001

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

ARTICLE I. NAME:

The name of the Corporation shall be: CLASSICAL CONSORTIUM, INC.

ARTICLE II. RESIDENT AGENT

The resident agent of the Corporation shall be located in the State of Nevada, County of Clark, and City of Las Vegas, at the following address:

ACORN CORPORATE SERVICES, INC.
3885 South Decatur Blvd. Suite 2010 Las Vegas, Nevada 89103

ARTICLE III. NATURE OF BUSINESS

The nature of the business shall be to engage in any lawful activities under the laws of the State of Nevada.

ARTICLE IV. DURATION:

The duration of the Corporation's life shall be perpetual.

ARTICLE V. STOCK:

The total authorized capital stock of the corporation shall be Twenty-Four Million (24,000,000) shares of Common non-voting stock with $0.001 par value, and One Million (1,000,000) shares of Preferred voting stock with $0.001 par value. Article VII will govern the relative rights and restrictions of the aforementioned stock.

ARTICLES OF INCORPORATION OF CLASSICAL CONSORTIUM, INC. Page 1 of 4

This fax was received by GFI FAXmaker fax server. For more information, visit: http://www.gfi.com

From: 561 204 5763 Page: 6/9 Date: 4/25/2006 12:43:55 PM

ARTICLE VI. BOARD OF DIRECTORS:

The Governing Board of the Corporation shall be denominated the "Board of Directors" therefore, and shall initially be composed of 1 individual, who shall be denominated a "Director" of the Corporation, with the mailing address listed herein:

A.T. Mathis, 3885 South Decatur Blvd. Suite 2010 Las Vegas, Nevada 89103

ARTICLE VII. POWERS OF GOVERNING BOARD:

The Governing Board of the Corporation is specifically granted by these Articles of Incorporation all powers permitted to be vested in the Governing Board of the Corporation by the provisions of Nevada Revised Statutes 78.195, including, but not limited to, the powers to fix and determine designations, rights (with respect to voting redemption, sale, or otherwise), or other variations of each class or series within each class of stock issued by the corporation; to issue rights, options or warrants to purchase shares of any class or series within any class of the capital stock of the Corporation at any time under any terms and conditions deemed proper by said Governing Board; to fix dividends and to determine their proper distribution (and order of distribution) among the holders of the various classes of capital stock of the Corporation; to require the redemption of fractional shares of stock of any class or series and to issue payment in cash for such fractional shares of stock of any class, or to permit a holder of a fractional share to retain such interest; to permit conversion of any class or series of stock into stock of any other class or series, with any consideration deemed to be appropriate or with no consideration at all; to make any share belonging to a Special or Preferred class or series of stock subject to redemption at such times and prices, or issued in such series with such designation, preferences, and relative, participating, optionals, or other special rights, or qualifications, limitations, or restrictions thereof, as shall be determined by the Governing Board; to change the par value of the shares of any class or series, so long as the change is accompanied by the filing of appropriate amendments with Nevada and Clark County authorities; to change the form of Preferred stock voting for the Governing Board from non-cumulative, which shall be the form of voting at the outset, to cumulative; to exchange shares of any class or series of voting at the outset, to cumulative; to exchange shares of any class or series at anytime for shares, assets, or business of any other Corporation, or for the assets or business of any private company however organized; to authorize and issue dividends at any time in any form, including, but not limited to, warrants, options, or rights to purchase shares of any class or series of stock as authorized by the Governing Board, cash, shares of any class or series, or ownership (however denominated); in any Company or Corporation "spun-off" by this Corporation without regard to its business purpose; to authorize acquisition of or merger with any business or Company, however organized, on any terms determined to be prudent by the Governing Board; or, within the limitations of State and Federal law, to permit or restrict the free-tradeability of the shares of any class or series of shares at the time of the issuance thereof.

ARTICLES OF INCORPORATION OF CLASSICAL CONSORTIUM, INC. Page 2 of 4

This fax was received by GFI FAXmaker fax server. For more information, visit: http://www.gfi.com

From: 561 204 5763 Page: 7/9 Date: 4/25/2008 12:43:55 PM

ARTICLE VIII. NON-ASSESSABILITY FOR CORPORATION DEBTS:

After the amount of the subscription, price, the purchase price, or the par value of the stock of any class or series is paid into the Corporation, owners or holders of shares of any stock in the Corporation may never be assessed to pay the debts of the Corporation.

ARTICLE IX. INCORPORATOR:

The name and address of the Incorporator of this Corporation is as follows:

A.T. Mathis, 16300 Christensen Road Suite 230 Seattle, WA 98188

ARTICLE X. CORPORATE POWERS:

The Corporation wishes to assert all possible powers exercisable by it as a Corporation or as an individual under the laws of the State of Nevada, including, but not limited to, any powers to act in any business name under which it may legally operate; and any powers to accrue, automatically such additional or new powers as may be prescribed by any Federal or State Statute which may be enacted now or in the future.

ARTICLE XI. LIABILITY OF DIRECTORS:

As fully as possible under the laws of the State of Nevada as they now exist and as they may from time to time be revised, the Corporation intends that its Directors be protected from legal action by stockholders or to other persons (natural or otherwise) on account of services as Directors of the Corporation. A Director shall not be liable for damages for actions of the Corporation to stockholders or to any other person (natural or otherwise) unless such Director engaged in personal fraud affecting such action or actions of the Corporation.

ARTICLES OF INCORPORATION OF CLASSICAL CONSORTIUM, INC. Page 3 of 4

This fax was received by GFI FAXmaker fax server. For more information, visit: http://www.gfi.com

From: 561 204 5783 Page: 8/9 Date: 4/25/2006 12:43:55 PM

ARTICLE XII. LIABILITY OF OFFICERS;

As fully as possible under the laws of the State of Nevada as they now exist and as they may from time to time be revised, the Corporation intends that its Officers be protected from legal action by stockholders or the other persons (natural or otherwise) on account of service as Officers of the Corporation. An Officer shall not be liable for damages for actions of the Corporation to stockholders or to any other person (natural or otherwise) unless such Officer engaged in personal fraud affecting such action or actions of the Corporation.

IN WITNESS WHEREOF, the incorporator hereof does set his hand this Wednesday, July 25,2001

A.T. Mathis / Incorporator

STATE OF WASHINGTON))
KING) ss
COUNTY OF

On this Wednesday, July 25,2001, before me personally appeared A.T. Mathis, to me known to be the person described herein and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

In Testimony Whereof, I have hereunto set my hand and affixed my official seal the day and year first above written.

CLINT COONS, NOTARY PUBLIC
My Commission Expires: January 9,2004

CLINTON M. COONS
COMMISSION EXPIRES
NOTARY
PUBLIC
1-9-04
STATE OF WASHINGTON

ARTICLES OF INCORPORATION OF CLASSICAL CONSORTIUM, INC. Page 4 of 4

This fax was received by GFI FAXmaker fax server. For more information, visit: http://www.gfi.com

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PuRsuANTrn NRs 78.380 & 78 . 385/78 .390 ) Certificate to Accompany Restated Articles or Amended and Restated Articles (PuRsuANT rn NRs 78.403) Officer's Statement (PuRsuANT To NRs 80 . 030) TYPE OR PRINT • USE DARK INK ONLY - DO NOT HIGHLIGHT 1. Entity information: Name of entity as on file with the Nevada Secretary of State : I Maverick Energy Group, Ltd. I Entity or Nevada Business Identification Number (NVID): 1 20011 379048 I 2. Restated or Amended and Restated Articles: (Select one) (If amending and restating onlt , complete section 1 , 2 3 , 5 and 6) IR J Certificate to Accompany Restated Articles or Amended and Restated Articles D Restated Articles - No amendments ; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on : The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate . IRl Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type. 3. Type of IRl Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two - thirds of the following: (Check only one box) D incorporators [_8] board of directors The undersigned affirmatively declare that to the date of this certificate , no stock of the corporation has been issued Amendment Filing Being Completed: (Select only one box) (If amending , complete section 1 , 3 , 5 and 6 . ) D Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78 . 385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power , or such greater proportion of the voting power as may be required in the case of a vote by classes or series , or as may be required by the provisions of the articles of incorporat i on* have voted in favor of the amendment is : [._ 83,489,683 . J D Officer's Statement (foreign qualified entities only) - Name in home state , if using a modified name in Nevada : I I Jurisdiction of formation: I I Changes to takes the following effect: D The entity name has been amended . 0 Dissolution D The purpose of the entity has been amended. D Merger D The authorized shares have been amended . 0 Conversion D Other : (specify CQ9.r::,ge ) -- ······· - · I I * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any documen , t amendatory or otherwise , relating to the original articles in the place of the corporations creation . This form must be accompanied by appropriate fees. Page 1 of 2 Revised : 1 / 1 / 2019

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PuRsuANT To NRs 78.380 & 78 . 385/78 . 390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT rn NRs 78.403 ) Officer's Statement (PuRsuANT To NRs 80 . 030) 4. Effective Date and Time: (Optional) _] Date : l oa/07/2020 Time : 1 1 2:00 EST (must not be later than 90 days after the certificate is filed) 5. Information Being Changed: (Domestic corporations only) 6. Signature: (Required) Changes to takes the following effect: D The entity name has been amended. D The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) D The purpose of the entity has been amended. D The authorized shares have been amended . D The directors , managers or general partners have been amended. D IRS tax language has been added . Articles have been added . D Articles have been deleted . D Other. The articles have been amended as follows : (provide article numbers , if available) [ 100,000 Shares of Series A Preferred Stock has been authorized (attach additional page(s) if necessary) I President Title X --------------- Signature of Officer or Authorized Signer Title * If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares , then the amendment must be approved by the vote , in addition to the affirmative vote otherwise required , of the holders of shares representing a majority of the vot i ngpower of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof . Please include any required or optional information in space below: (attach addit i onal page(s) if necessary) This form must be accompanied by appropriate fees . Page 2 of 2 Rev i sed : 1 / 1 /2 019

1. Entity information: BARBARA K. CEGAVSKE Secretaty'of State 202 North Cijrson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.mrsos.gov Profit Corporation: Certificate of Amendment <PURSUANT To NRs 78.380 & 78.385f78.39o> Certificate to Accompany Restated Articles or Amended and Restated Articles (PuRsuANrTo NRs 78.403) Officer's Statement (PuRsqANr rn NRs so . o3o) TYPE OR l>RINT • USE DARK 1NK ON _ LY • DO NOT HIGHUGHT Name of entity as on file with the Nevada Secre tary of State : l AVERICK ENERGY GROUP, LTD . ---- --- · - : -- - · - · - · - = · · --- =: _==1 · entity or Nevada Business · ldentiftcation Number (NVJD): i NV 200 11379048 ] 2. Restated or Amended and Restated Articles: {Select one) (If amendrng and restating onf't , complete section 1,2 3, 5 and Q) CJ 0 Certificate to Accompany Restated Articles or Amended and Restated Articles Restated Articles - No amendments; articles are restated only and are signed by an iz o execute the cert officer of the corporation who has been author ed t ificate by resolution of the board of djrectors adopted on: r -- · ·· - · - · ·· - ·· - ·· -- ·.·.· - ·.. ---- : The certificate correctly sets forth the text of the article s or certificate as amended to the date of the certificate. [] Amended od Restated Articles • Restated or Ametrded and Restated Articles must be included with this filing type. 3. Type of Amendment Filing Being Compl ted.: (Select onty one pox) (If amending, complete section 1, 3, 5 and 6 : ) (] Certificate of Amendment to Articles of Inc orporation (Pursu ant to NRS 78.380 - Before lssu . ance of Stock) The undersigned declare that they constitute at least two -- thirds of the following: (Check only one box) [1 incorporators CJ board of directors The undersignetl affirmatively .declare that to the date of this certificate, no stock of the corporation has bee . n issued J Certific;ate qf Amendment to Articles . of Incorporation (Pursuant to NRS 78.38 , 5 and 78.390 - After Issuance of Stock) The vote by which the tockholders holding shares in the corporation entiUlng them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the $ of a vote, by classes or series, or as may be required by the provisions of the , arti . cles of ihcorporation . * have voted in favor of the amendment is: [ ·· ·· ·. :.. _'. - : ..:. ·: ·: · · · ···· ··· 1 L] Officer's Statement (foreign qualified entities , only) - in Name home state,,, if using a modified name in Nevada : [ - . -- .. -- . - - -- - -- - - -- - -- · · · · · ·· · · · - · - - · · · · · · · ··· - ·· _ ............ . - . · J Jurisdiction of formation: ·1 = := : : : : : = · : = : : : : : : : = - == = = : : : : = : = : : - : = : = : . . - = = - · ] Changes to takes the following effect: tl The entjty name has been amended. [] The purp.ose . of the entity has been amended. [] The authorized sha r es have been amended. _ [J Other: (specify changes) J i [] Dissolution [ ] Merger CJ Conversion .. OJficer:s Statement mustbe submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relatlng to the original articles in the _place of the corporations creation . This .form must be accompanied py appropriate fees. Page 1 of2 Revised : 111/2019

BARBARAK.CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment c PuRsu ANT T o NRs 18 . 380 & 78 . 385/78 . 390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PuRsuANT rn NRs 78.403) Officer's Statement PuRsu ANT T o NRs 80.030 4. Effective Date and Time: (Optional) D a t e : I ·· · ·· · ·· ··· 1 T i m e : 1 · --- · ---- ··· ---------- ·· -- - ·· 1 l ·· - --- . . J . l. --- ---- -------- - ----- --- _] . (must not be later than 90 days after the certificate is filed) 5. Information Being Changed: (Domestic corporations only) 6. Signature: (Required) Changes to takes the following effect: 0 The entity name has been amended. 0 The registered agent has been changed . (attach Certificate of Acceptance from new O registered agent) The purpose of the entity has been amended. [&] The authorized shares have been amended. D The directors, managers or general partners have been amended . [J IRS tax language has been added . D Articles have been added. [l Articles have been deleted. [) Other. The articles have been amended as follows: (provide artic l e numbers, if available) : 3. Authorized Shares: See below (attach additional page(s) if necessary) · L_ Title i _] ·· -------- · - ·1 J Signature of Officer or Authorized Signer · ----- · Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class ' Or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to l i mitationsor restrictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) The total authorized shares was reduced from 500,000,000 shares at no par value to 250,000,000 common shares at . 001 par value This form must be accompanied by appropriate fees. Page 2of2 Revised : 1 /1/2019 f, e $' ; - . c . n .. r ..;.. _